POWER OF ATTORNEY


                                       Each person whose signature appears below
hereby constitutes and appoints the Deputy General Counsel of Federated Investors, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for them and their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission on behalf of DEUTSCHE PORTFOLIOS. Pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE


/s/ Brian A. Lee                    President              April 29,1998
Brian A. Lee


/s/ Holger Naumann                  Treasurer                  April 29,1998
Holger Naumann                        (Principal Financial and
                                       Accounting Officer)


 /s/ Edward C. Schmults                April 29,1998
Edward C. Schmults


 /s/ Robert H. Wadsworth               April 29,1998
Robert H. Wadsworth


/s/  Werner Walbroel                   April 29,1998
Werner Walbroel


 /s/ G. Richard Stamberger             April 29,1998
G. Richard Stamberger


 /s/ Christian Strenger                April 29,1998
Christian Strenger


/s/ Robert R. Gambee                Secretary                April 29,1998
Robert R. Gambee



Sworn to and subscribed before me this __th day of ____, 199